SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           HAEMONETICS CORPORATION
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

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         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------


                           HAEMONETICS CORPORATION

                  Notice of Annual Meeting of Stockholders

                                July 25, 2000

To the Stockholders:

      The Annual Meeting of the Stockholders of Haemonetics Corporation will be held on Tuesday, July 25, 2000 at 9:00 a.m. at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts for the following purposes:

      1. To elect three Directors to serve for a term of three years and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

      2. To consider and act upon a proposal to approve the Haemonetics Corporation 2000 Long-term Incentive Plan.

      3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.

      4. To consider and act upon any other business which may properly come before the meeting.

      The Board of Directors has fixed the close of business on May 30, 2000 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

      PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.


                                       By Order of the Board of Directors



                                       /s/ Alicia R. Lopez
                                       ------------------------------
                                       Alicia R. Lopez
                                       Clerk


Braintree, Massachusetts
June 19, 2000


                           HAEMONETICS CORPORATION

                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, July 25, 2000, at the time and place set forth in the notice of meeting, and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is June 19, 2000.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

      The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting thereon in person or by proxy at the meeting is required to approve items 2 and 3 listed in the notice of meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. Abstentions will be counted in the tabulation of votes cast on the other proposals presented to stockholders, while broker non-votes will not be counted.

      The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company. The Company may retain a proxy solicitation firm to aid in soliciting proxies from its stockholders. The fees of any such firm are not expected to exceed $5,000 plus reimbursement of out-of-pocket expenses.

      The Company's principal executive offices are located at 400 Wood Road, Braintree, Massachusetts 02184-9114, telephone number (781) 848-7100.

                      RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on May 30, 2000 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 25,265,611 shares of Common Stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote.

                            ELECTION OF DIRECTORS

      Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class is elected each year for a term of three years. Sir Stuart Burgess, N. Colin Lind, and Ronald G. Gelbman are currently serving in the class of directors whose terms expire at this Annual Meeting. It is proposed that Sir Stuart Burgess, N. Colin Lind, and Ronald G. Gelbman be elected to serve terms of three years, and in each case until their successors shall be duly elected and qualified or until their death, resignation or removal. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.



                                               Year First
                                               Elected a           Position with the Company or Principal
Name                                    Age     Director           Occupation During the Past Five Years
---------------------------------------------------------------------------------------------------------------

Nominated for a term ending in 2003:

Sir Stuart Burgess                      71        1992       Since January, 1998, Chairman of the Company. Since
                                                             1995, Chairman of Finsbury Worldwide Pharmaceutical
                                                             Trust plc, an investment trust specializing in the
                                                             pharmaceutical industry. From 1990 to 1997 Chairman
                                                             of the Anglia & Oxford Region of the U.K. National
                                                             Health Service. From 1993 to 1997, Director of
                                                             Anagen plc and from 1990 to 1996, Director Immuno UK
                                                             Ltd. From 1979 to 1989, Chief Executive
                                                             Officer, and from 1973 to 1989 director of Amersham
                                                             International plc, a world leader in nuclear
                                                             medicine.

Ronald G. Gelbman                       52        2000       Recently retired Johnson & Johnson Executive Committee Member and
                                                             Worldwide Chairman, Health Systems & Diagnostics. Previously, was
                                                             Worldwide Chairman, Pharmaceuticals and Diagnostics, Johnson &
                                                             Johnson. Member of the Board of Trustees at Rollins College and the
                                                             Board of Advisors at the privately-held internet software company,
                                                             Neuvis.

N. Colin Lind                           44        1998       Since 1986, with Blum Capital Partners L.P., a strategic equity investment firm with approximately 16% ownership in Haemonetics.
                                                             Currently Managing Partner for the firm responsible for about $1.8 billion in assets under management. Previously, Vice President of
                                                             R.H. Chappel & Co. and Vice President of Research at two regional brokerage firms, Davis Skaggs, Inc. and Wheat First Securities.
                                                             Currently serves as Director of Scott Technologies, Inc. and privately held companies, Kinetic Concepts and Smarte Carte.

Serving a term ending in 2001:

Yutaka Sakurada                         67        1991       Since April, 1995, Senior Vice President of the Company and
                                                             President of Haemonetics Japan. From October, 1991, Vice President
                                                             of the Company and President of Haemonetics Japan. Previously, from
                                                             1989 to 1991, Managing Director, Kuraray Plastics Co., Ltd. and
                                                             from 1985 to 1989, Director of Kuraray Co., Ltd., a diversified synthetic fiber manufacturer and a distributor of the Company's products. From 1988 to 1996, Vice Chairman, Japanese Society for
                                                             Biomaterials.

Donna C.E. Williamson                   47        1993       Since May, 1999, Managing Director and Sr. VP, ABN Amro Private
                                                             Equity, an equity investing partnership. From 1996 to 1999, an independent consultant. From 1993 to 1996 Corporate Senior Vice
                                                             President of Caremark International, Inc., a leading provider of diversified health care services throughout the United States and in other countries. Corporate Vice President at Caremark from 1992 to 1993 and Corporate Vice President at Baxter International from
                                                             1983 to 1992 responsible for strategy, business development and health cost management businesses. Director of PSS World Medical,
                                                             Inc., the American Red Cross of Greater Chicago, and Wellmed, Inc.

Harvey G. Klein M.D                     57        1998       Since 1983, Chief of the Department of Transfusion Medicine at the
                                                             Warren G. Magnuson Clinical Center of the National Institutes of
                                                             Health. Previously held other senior level positions with NIH.
                                                             Internationally recognized for his contributions to the transfusion discipline. Currently serves on several Boards, including as
                                                             President-elect, American Association of Blood Banks and Chairman of the Panel for Blood and Blood Products of the US Pharmacopeia
                                                             (USP). Previously, President of the American Society for Apheresis
                                                             and Director of the World Apheresis Association.

Serving a term ending in 2002:

James L. Peterson                       57        1985       Since January, 1998, President and Chief Executive Officer of the
                                                             Company. From May 1994, President, International Operations, and
                                                             Vice Chairman of the Board of Directors of the Company. From 1988
                                                             to 1994, Executive Vice President of the Company. Previously, Vice
                                                             President, with responsibility for all international activities of the Company and its predecessor.

Benjamin L. Holmes                      65        1998       Since December 1994, President of the Holmes Co., specializing in health care with a focus on the device industry. Previously, from
                                                             1985 to 1994, Vice President, Hewlett-Packard Medical Products
                                                             Group. From 1983 to 1985, General Manager, Hewlett-Packard Medical
                                                             Products Group. Director of Project HOPE and UCLA Foundation.


                INFORMATION CONCERNING THE BOARD OF DIRECTORS
                          AND DIRECTOR COMPENSATION

      During the last fiscal year, there were 6 meetings of the Board of Directors of the Company. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while he or she was a director, and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee.

      The Directors of the Company who are not employees of the Company receive an annual cash fee of $10,000. Ronald G. Gelbman however, as he was elected to the Board of Directors effective January 25, 2000, received a cash fee of $2,500. In addition to this director fee, each outside director, except Ronald G. Gelbman and Sir Stuart Burgess was granted, during the last fiscal year, an option to purchase up to 9,000 shares of Common Stock of the Company. Mr. Gelbman was granted, during the last fiscal year, an option to purchase up to 6,000 shares of Common Stock of the Company. Sir Stuart Burgess, as compensation for his additional duties performed as Chairman of the Board, was paid a base fee of $45,000 which he elected to receive in the form of $20,000 in cash and the remainder in options to purchase 6,732 shares of the Company's common stock. Sir Stuart was also granted additional options to purchase up to 30,000 shares of Common Stock of the Company and he received $1,000 per day for each day devoted to Chairman responsibilities (or a total of $58,000 for the fiscal year ended April 1, 2000.)

      The Board of Directors has a Compensation and Management Development Committee (the "Compensation Committee") composed of independent directors who are not employees of the Company. The members of the Compensation Committee are Sir Stuart Burgess, Donna C.E. Williamson, Benjamin L. Holmes, N. Colin Lind and Ronald G. Gelbman. The Compensation Committee determines the compensation to be paid to the key officers of the Company and administers the Company's 1990 Stock Option Plan and its 1992 Long-term Incentive Plan. The Committee met four times during the past fiscal year and on other occasions took action by written consent.

      The Board of Directors also has an Audit Committee. The members of the Audit Committee are Donna C.E. Williamson, Benjamin L. Holmes, Ronald
G. Gelbman and Sir Stuart Burgess. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During the last fiscal year, there were four meetings of the Audit Committee.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 15, 2000, certain information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and each of the executive officers named in the Summary
Compensation Table elsewhere in this Proxy Statement; and (iii) all directors and executive officers as a group.


                                                Title          Amount & Nature       Percent
Name of Beneficial Owner                       of Class      Beneficial Ownership    Of Class
---------------------------------------------------------------------------------------------

Sir Stuart Burgess(1)                        Common Stock           135,732             .54%
James L. Peterson(2)                         Common Stock         1,336,532            5.28%
Ronald J. Ryan(3)                            Common Stock            58,879             .23%
Michael P. Mathews(4)                        Common Stock           215,510             .85%
Bruno Deglaire(5)                            Common Stock           128,269             .51%
Yutaka Sakurada(6)                           Common Stock            78,378             .31%
Peter A. Tomasulo, M.D.(7)                   Common Stock            41,290             .16%
Ronald G. Gelbman(8)                         Common Stock            15,000             .06%
Donna C.E. Williamson(9)                     Common Stock            47,800             .19%
Benjamin L. Holmes(10)                       Common Stock            26,500             .10%
Harvey G. Klein M.D.(11)                     Common Stock            24,000             .09%
N. Colin Lind(12)                            Common Stock         3,990,400           15.78%
State of Wisconsin Investment Board(13)      Common Stock         2,385,500            9.44%
Wellington Management(14)                    Common Stock         3,007,050           11.90%
Blum Capital Partners, L.P.(15)              Common Stock         3,990,400           15.78%
Neuberger & Berman(16)                       Common Stock         1,964,338            7.77%
Vanguard Specialized portfolios, Inc.(17)    Common Stock         1,983,900            7.85%
All executive officers and directors
 as a group (12 persons)(18)                 Common Stock         6,098,290           24.10%

--------------------
<F1>   Includes 132,232 shares which Sir Stuart has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000. Does not include 3,500 shares held in trust for the benefit of Sir Stuart's children. Sir Stuart disclaims beneficial ownership of such shares.
<F2>   Does not include 46,150 shares held in trust for the benefit of
       Mr. Peterson's children, 3,300 shares held by the Peterson
       Foundation and 21,000 shares held in trust for the benefit of Mr.
       Peterson's parents. Mr. Peterson disclaims beneficial ownership of such shares. Includes 494,605 shares which Mr. Peterson has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F3>   Consists of 58,879 shares which Mr. Ryan has the right to acquire upon exercise of options currently exercisable or exercisable within
       60 days of May 15, 2000.
<F4>   Includes 164,664 shares which Mr. Mathews has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F5>   Consists of 128,269 shares which Mr. Deglaire has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F6>   Includes 76,797 shares which Dr. Sakurada has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F7>   Consists of 41,290 shares which Dr. Tomasulo has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F8>   Consists of 15,000 shares which Mr. Gelbman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F9>   Includes 46,500 shares which Ms. Williamson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F10>  Includes 25,500 shares which Mr. Holmes has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F11>  Consists of 24,000 shares which Dr. Klein has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.
<F12>  Includes 24,000 shares which Mr. Lind has the right to acquire upon the exercise of options currently exercisable or exercisable within
       60 days of May 15, 2000. Also includes, 3,966,400 shares owned directly by four investment advisory clients for which Blum Capital
       Partners, L.P. is the investment adviser with voting and investment discretion, three limited partnerships for which Blum Capital
       Partners is the general partner, and one limited partnership for which RCBA GP, L.L.C. ("RCBA GP") is the general partner. Mr. Lind is a director and officer of RCBA Inc. (the general partner of RCBA
       L.P.), an officer of RCBA L.P., and a managing member of RCBA GP.
       Mr. Lind disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.
<F13>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 2, 2000. The
       reporting entity's address is 121 East Wilson Street, Madison,
       WI 53707.
<F14>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 11, 2000. The
       reporting entity's address is 75 State Street, Boston, MA 02109.
<F15>  Includes information derived from the last Schedule 13D filed with the Securities and Exchange Commission as of May 21, 1999, and the
       shares described in footnote (12) which Mr. Lind has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000. The reporting entity's address is 909 Montgomery Street, #400, San Francisco, CA 94133
<F16>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 3, 2000. The
       reporting entity's address is 605 Third Avenue, New York, NY
       10158-3698.
<F17>  This information has been derived from a Schedule 13G filed with the
       Securities and Exchange Commission as of February 4, 2000. The
       reporting entity's address is 100 Vanguard Boulevard, VM #V34,
       Malvern, PA 19355.
<F18>  Includes 1,231,736 shares which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2000.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with.

          COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is intended to attract and retain talented executives and to motivate them to achieve the Company's business goals. The program utilizes a combination of salary, stock options and cash bonuses awarded based on the achievement of corporate performance objectives. The compensation received by its executive officers is thereby linked to the Company's performance. Within this overall policy, compensation packages for individual executive officers are intended to reflect the responsibilities of their position and past achievements with the Company, as well as the Company's performance.

      The Compensation Committee is comprised of independent directors who are not employees of the Company. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials. The Compensation Committee's determinations with respect to compensation for the fiscal year ended April 1, 2000 were made early in the fiscal year.

      In arriving at the base salaries paid to the Company's executive officers for the year ended April 1, 2000, the Committee considered their individual contributions to the performance of the Company, their levels of responsibility, salary increases awarded in the past, the executive's experience and potential, and the level of compensation necessary, in the overall competitive environment, to retain talented individuals. All of these factors were collectively taken into account by the Committee in making a subjective assessment as to the appropriate base salary for each of the Company's executive officers, and no particular weight was assigned to any one factor.

      To more closely align executive compensation with stock ownership, in May 2000, the Company's Compensation Committee approved a change in the form of payment of fiscal year 2000 and 2001 executive bonuses earned under the quarterly bonus program. As a result of the change, the executives in fiscal year 2000 were required to elect the portion of their eligible fiscal year 2000 bonus that they wish to be paid in the form of grants to purchase the Company's Common Stock in lieu of cash. The percentage of bonus to be paid in the form of grants to purchase the Company's Common Stock was required to be a minimum of fifty percent of the total eligible bonus amount. All of the executives listed on the summary compensation table elected to convert 50% of their eligible bonus to option grants to purchase the Company's Common Stock. For fiscal year 2001, the executives are required to elect that 50% of their year 2001 bonus is to be paid in the form of grants to purchase the Company's Common Stock in lieu of cash.

      During the fiscal year ended April 1, 2000, the Company's quarterly bonus program was tied to the achievement by the Company and by individual business units of predetermined goals relating primarily to operating margin and balance sheet measures. Under the program, attainment of these predetermined goals resulted in payment of bonuses.

      The Company's stock option program is intended to provide additional incentive to build shareholder value, to reward long-term corporate performance and to promote employee loyalty through stock ownership. Information with respect to stock options held by executive officers (including options granted during the year ended April 1, 2000) is included in the tables following this report. In determining the number of options granted to executive officers during the last fiscal year ended April 1, 2000, the Committee made a subjective assessment of the past and potential contributions of particular executive officers to the financial and operational performance of the business unit directed by the executive, and of such officer's potential for advancement. The Committee, in arriving at the number of options to be granted to particular executive officers, was aware of whether or not such officers had been granted options in the past. The vesting of options granted is not dependent upon the achievement of predetermined performance goals. Nevertheless, the amount realized by a recipient from an option grant will depend on the future appreciation in the price of the Company's Common Stock.

      In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements.

Compensation of Chief Executive Officer

      In accordance with the approval of the Compensation and Management Development Committee in May 1999, Mr. Peterson received a salary for the fiscal year ended April 1, 2000 of $430,744. The Committee did not grant Mr. Peterson any new options to purchase shares of the Company's Common Stock during the fiscal year ended April 1, 2000. Included in the options granted to Mr. Peterson during fiscal years ended March 28, 1998 and April 3, 1999, were options to purchase 300,000 shares of the Company's Common Stock. These 300,000 options were granted as a two-year grant on Mr. Peterson's appointment to Chief Executive Officer. The options vest beginning one year from the grant date at a rate of 25% per year over the four years following the grant (except in the case of death, termination or retirement). Years 2, 3 and 4 of the vesting schedule can be accelerated effective one year from the grant date based upon the attainment of certain stock fair market values as follows: 25% upon stock value appreciation to $21.00 per share, 25% upon stock value appreciation to $26.00 per share and 25% upon stock value appreciation to $31.00 per share.

      At the May 2000 Compensation Committee meeting, Mr. Peterson was granted options to purchase up to 280,000 shares of the Company's Common Stock. This grant is a two-year grant in anticipation of Company performance during both fiscal years 2001 and 2002 vesting 50% on March 31, 2001 and 50% on March 31, 2002.

      Mr. Peterson was not part of a bonus program during the fiscal year ended April 1, 2000. However, in recognition of the Company's performance during the fiscal year ended April 1, 2000, the Compensation and Management Development Committee in May 2000 awarded Mr. Peterson a cash bonus of $172,990.

                                       COMPENSATION AND MANAGEMENT
                                       DEVELOPMENT COMMITTEE


                                       Sir Stuart Burgess
                                       Donna C.E. Williamson
                                       Benjamin L. Holmes
                                       N. Colin Lind
                                       Ronald G. Gelbman

        COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

      During the fiscal year ended April 1, 2000 the members of the Compensation Committee were Sir Stuart Burgess, Donna C.E. Williamson, Benjamin L. Holmes, N. Colin Lind, Jerry E. Robertson (until November 1,
1999) and effective January 25, 2000, Ronald G. Gelbman. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2000.

                           EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, or earned by or paid to the Company's Chief Executive Officer and each of the Company's executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered as executive officers to the Company and its subsidiaries for the Company's fiscal years ended April 1, 2000, April 3, 1999 and March 28, 1998.

Summary Compensation Table


                                                                                        Long-Term
                                                                                      Compensation
                                                    Annual Compensation                  Awards
                                         -----------------------------------------    ------------
                                                                         Other
                                                                         Annual          Stock           All Other
Name and Principal Position      Year     Salary(l)     Bonus(l)      Compensation       Options      Compensation(2)
---------------------------------------------------------------------------------------------------------------------

James L. Peterson                2000    $430,744(4)    $172,990    $504,091(3)(4)(5)          0
 President & CEO                 1999    $394,658(4)    $150,000    $176,642(3)(4)(5)     91,574
                                 1998    $369,945(4)           -    $ 91,085(3)(4)(5)    330,000

Mr. Ronald J. Ryan               2000    $264,370       $ 77,031    $  9,571(3)           46,508           $6,000
 CFO & Sr. Vice President,       1999    $249,995       $ 81,775    $  9,332(3)           50,000
 Finance

Michael P. Mathews               2000    $244,431       $ 13,644    $294,470(3)(5)        18,217           $6,000
 President, Blood Bank           1999    $237,776       $ 40,311    $173,479(3)(5)        49,000           $6,000
 Division                        1998    $220,080              -    $230,293(5)           69,177           $3,000

Bruno Deglaire                   2000    $273,712       $  8,274    $ 22,350(3)(4)(5)     35,982
 President, European and         1999    $267,582       $ 80,231    $ 28,253(3)(4)(5)     52,500
 Asian Field Operations          1998    $263,362       $ 30,476    $ 28,461(3)(4)(5)     46,640

Peter A. Tomasulo, M.D.          2000    $258,381       $ 15,201    $ 82,422(3)(4)(5)     41,581
 President, Surgical Division

--------------------
<F1>  Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.
<F2>  Includes discretionary contributions paid by the Company with respect to the Company's 401(k) Plan: i) in 1998: for Mr. Mathews $2,000. No
      discretionary contributions were made by the Company with respect to the Savings Plus Plan in 2000 or 1999. Also includes matching contributions by the Company under its 401(k) Plan: (i) in 2000: for
      Mr. Mathews $6000, for Mr. Ryan $6000, (ii) in 1999: for Mr. Mathews
      $6,000, (iii) in 1998: for Mr. Mathews $1,000.
<F3>  Includes the following amounts paid by the Company with respect to vacation hours: (i) accrued in 2000 but not used: for Mr. Mathews
      $4,727, (ii) accrued in 1999 but not used: for Mr. Mathews $9,267.
      Additionally, includes the following amounts paid by the Company with respect to company-owned vehicles or auto allowances: (i) in 2000:
      for Mr. Peterson $23,673, for Mr. Deglaire $16,791, for Mr. Mathews
      $15,284, for Mr. Ryan $6,850, for Mr. Tomasulo $15,858 (ii) in 1999:
      for Mr. Peterson $23,765, for Mr. Deglaire $18,025, for Mr. Ryan
      $5,282, (iii) in 1998: for Mr. Peterson $17,741, for Mr. Deglaire
      $17,741.
<F4>  All amounts are translated into U.S. dollars using average monthly exchange rates.
<F5>  Includes the following amounts for additional payments relating to living abroad: (i) in 2000: for Mr. Mathews $268,581, for Mr.
      Tomasulo $51,569 (ii) in 1999: for Mr. Mathews $162,855 (iii) in
      1998: for Mr. Peterson $64,352, for Mr. Mathews $228,936. Includes
      the following amounts for housing allowances for Mr. Peterson: in
      2000 $65,198, in 1999 $104,938. Includes the following amounts for travel allowances (i) in 2000: for Mr Peterson $59,642, Mr. Deglaire
      $2,602, (ii) in 1999: for Mr. Peterson $2,018, for Mr. Deglaire 8,384
      (iii) in 1998: for Mr. Deglaire $8,252. Includes $337,235 in tax
      equalization payments for Mr. Peterson in 2000. Includes $33,333 in one time relocation expenses for Mr. Peterson in 1999.


Option Grants in Fiscal Year Ended April 1, 2000

      The following table provides information on option grants to the executive officers of the Company listed in the Summary Compensation Table above during the fiscal year ended April 1, 2000. Pursuant to applicable regulations of the Securities and Exchange Commission, the table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date of grant to the end of the option term.


                                              Individual Grants
                           ------------------------------------------------------       Potential Realizable
                                         Percentage of                                    Value at Assumed
                           Number of     Total Options                                  Annual Rates of Stock
                           Securities     Granted to      Exercise                        Price Appreciation
                           Underlying      Employees       or Base                        for Option Term(3)
                            Options      in the Fiscal      Price      Expiration    --------------------------
                            Granted        Year 1999      Per Share       Date          5%              10%
                           ------------------------------------------------------------------------------------

James L. Peterson               -               -                -             -               -              -
Michael P. Mathews         18,217(1)         1.68          $15.875        5/3/09     $181,873.10    $460,902.15
Bruno Deglaire             20,982(1)         1.94          $15.875        5/3/09     $209,478.04    $530,858.48
                           15,000(2)         1.38          $15.875        5/3/09     $149,755.53    $379,509.92
Peter A. Tomasulo, M.D.     6,581(1)         0.61          $15.875        5/3/09     $ 65,702.74    $166,503.65
                           10,000(2)         0.92          $15.875        5/3/09     $ 99,837.02    $253,006.62
                           25,000(2)         2.31          $17.750      10/27/09     $279,071.99    $707,223.22
Ronald J. Ryan             26,508(1)         2.45          $15.875        5/3/09     $264,647.98    $670,669.94
                           20,000(2)         1.84          $15.875        5/3/09     $199,674.04    $506,013.23

--------------------
<F1>  Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death, termination or retirement) and vest at the rate of 50% per year over the two years following the grant date.
<F2>  Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death, termination or retirement) and vest at the rate of 25% per year over the four years following the grant date.
<F3>  These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the values reflected in this table will be achieved. On May 15, 2000 the closing price of the Company's Common
      Stock on the New York Stock Exchange was 20 15/16.


Aggregated Option Exercises in Fiscal Year
Ended April 1, 2000 and Option Values at March 31, 2000

      The following table provides information on the value of unexercised options held by the executive officers listed in the Summary Compensation Table above at April 1, 2000.


                                                          Number of Unexercised            Value of Unexercised
                              Shares                    Options at April 1, 2000       Options at March 31, 2000(1)
                             Acquired       Value     ----------------------------    ------------------------------
                           on Exercise    Realized    Exercisable    Unexercisable     Exercisable     Unexercisable
                           -----------------------------------------------------------------------------------------

James L. Peterson               0            $0         485,855         114,145       $2,675,739.43    $708,159.91
Michael P. Mathews              0            $0         144,567          80,250       $  705,350.47    $420,489.73
Bruno Deglaire                  0            $0         104,591          87,358       $  561,884.36    $489,023.95
Peter A. Tomasulo, M.D.         0            $0          27,332          76,583       $  133,470.90    $410,547.73
Ronald J. Ryan                  0            $0          37,500         109,008       $  220,527.05    $647,821.68

--------------------
<F1>  Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the
      Company's Common Stock on the New York Stock Exchange on March 31,
      2000.


                        COMPARATIVE PERFORMANCE GRAPH

      The following graph compares the cumulative total return for the five year period commencing March 31, 1995 through March 31, 2000 among the Company, the S&P 500 Index and the S&P Medical Products and Supplies Index. The graph assumes one hundred dollars invested on March 31, 1995 in the Company's Common Stock, the S&P 500 index and the S&P Medical Products and Supplies Index and also assumes reinvestment of dividends.


                                   3/31/95    3/31/96    3/31/97    3/31/98    3/31/99    3/31/00
                                   --------------------------------------------------------------

Haemonetics Corporation              $100       115        122        124        108        155
S&P 500                              $100       132        158        234        278        327
S&P Medical Products & Supplies      $100       149        163        236        310        323


      RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2001. A representative of Arthur Andersen, LLP is expected to be present at the meeting to respond to appropriate questions.

                  APPROVAL OF 2000 LONG-TERM INCENTIVE PLAN

      There will be presented at the meeting a proposal to approve the Haemonetics Corporation 2000 Long-term Incentive Plan (the "Plan"), which was adopted by the Board of Directors on May 2, 2000. The Board of Directors recommends that the stockholders approve the Plan. Set forth below is a summary of the principal provisions of the Plan, a copy of which may be obtained from the Clerk of the Company upon request.

      The Company believes that it is in the best interests of its stockholders to adopt incentive compensation programs which align the interests of key employees with those of the stockholders. The Company's 1992 Long-term Incentive Plan will terminate in August, 2002. The Company's 1990 Stock Option Plan terminated March 30, 2000. Accordingly, the Company believes it is necessary to adopt the Plan so that the Company will be able to continue to offer an incentive compensation program which will be attractive to current and prospective key employees. Upon approval of the Plan by the stockholders, no further options will be granted under the 1992 Long-term Incentive Plan or under the Company's 1998 Stock Option Plan for Non-Employee Directors. Options granted under both plans will continue to remain outstanding under the terms thereof.

      Purpose. The Plan is intended to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain competent employees and to encourage ownership of the Company's stock by employees, directors, consultants and advisers of the Company and its subsidiaries upon whose efforts and initiative the growth and success of the Company depends. The Plan permits the grant of stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options which are not intended to meet the requirements of the Code and stock awards. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in the Treasury.

      Number of Shares. The maximum number of shares of the Company's Common Stock available for stock options and stock awards granted under the Plan through the end of the Company's 2001 fiscal year is 6,000,000 shares of Common Stock. In addition, for each fiscal year of the Company thereafter, the number of shares of Common Stock available for grants of stock options and stock awards under the Plan shall be increased cumulatively by 2% of the total number of issued and outstanding shares of the Company's Common Stock (including shares held in the treasury) as of the first day of such fiscal year. Nevertheless, the maximum cumulative number of shares of Common Stock available for grants of incentive stock options under the Plan shall be 6,000,000. The maximum number of shares available for grants is subject to adjustment for capital changes.

      Awards granted under the Plan reduce the number of shares of Common Stock available for grant under the Plan by two shares for every share which is the subject of an award. To the extent that any option or stock award lapses, terminates, expires or otherwise is cancelled without the issuance of shares of Common Stock or any stock award is settled in cash, the shares of Common Stock covered by such grants are again available for the granting of stock options or stock awards. If any such stock option is exercised through the full or partial payment of shares of Common Stock owned by the optionee, shares equal in number to those tendered by the optionee are added to the maximum number of shares available for future grants under the Plan. The payment of stock dividends and dividend equivalents settled in Common Stock in connection with outstanding awards is not counted against the shares available for issuance under the Plan.

      It is not possible to state the employees who will receive stock options or awards under the plan in the future, nor the amount of options or awards which will be granted thereunder. Reference is made to the section entitled "Executive Compensation" in this Proxy Statement for information concerning options granted to and exercised by the named executive officers during the most recent fiscal year and options outstanding at April 1, 2000.

      Administration. The Plan is administered by the Compensation and Management Development Committee (the "Committee") consisting of two or more members of the Company's Board of Directors. The present members of the Committee are Sir Stuart Burgess, N. Colin Lind, Benjamin L. Holmes, Donna C. E. Williamson, and Ronald G. Gelbman.

      Termination and Amendment. Unless sooner terminated, the Plan shall terminate ten years from May 2, 2000, the date upon which it was originally adopted by the Board of Directors. The Board of Directors may at any time terminate the Plan or make such modification or amendment as it deems advisable; provided however that the Board of Directors may not, without the approval of the stockholders of the Company, make any change in the Plan which requires stockholder approval under applicable law or regulations. The Committee may terminate, amend or modify any outstanding option or award without the consent of the option or award holder, provided however that, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

      Eligibility to Participate. The Plan provides that options designated as incentive stock options may be granted only to officers and employees of the Company or any subsidiary. Options designated as non-qualified options may be granted to officers, directors, employees, consultants and advisers of the Company or any of its subsidiaries. Stock awards under the Plan may be granted to employees, directors, consultants and advisors of the Company and its subsidiaries. In determining a person's eligibility to be granted an option or stock award, the Committee takes into account the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee deems relevant. The maximum number of shares of the Company's Common Stock with respect to which an option or award may be granted under the Plan to any employee in any one fiscal year of the Company shall not exceed 500,000 shares (in the aggregate for all such options or awards taken together), taking into account shares subject to options and awards granted and terminated, or re-priced, during such fiscal year, subject to adjustment for capital changes.

      Terms and Provisions of Options. Options granted under the Plan are exercisable at such times and during such period as is set forth in the option agreement, but no incentive stock option granted under the Plan can have a term in excess of ten years from the date of grant. The option agreement may contain such provisions and conditions (including pre-established performance objectives and forfeiture of option gain for competition with the Company) as may be determined by the Committee. The option exercise price for incentive stock options granted under the Plan must be equal to the fair market value of the Company's Common Stock at the time the option is granted. The option exercise price for non-qualified options granted under the Plan is determined by the Committee. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or shares of Common Stock of the Company owned by the optionee and acceptable to the Committee having a fair market value equal in amount to the exercise price of the options being exercised, by using the proceeds of a recourse loan from the Company to pay the exercise price, or any combination thereof.

      Stock awards made under the Plan may be made in either stock or denominated in stock subject to final settlement in cash or stock. Each stock award granted shall be subject to such terms and conditions as the Committee in its sole discretion shall determine and establish. These may include, but are not limited to, requiring forfeiture of the stock award because of termination of employment or failure to achieve specific objectives such as measures of individual business unit or Company performance, including stock price appreciation. The Committee may provide that a stock award earn dividends or dividend equivalents, which may be paid currently or may be deferred in payment, including reinvestment in additional shares covered by the applicable stock award, all on such terms and conditions as the Committee may deem appropriate. The recipient of a stock award must execute an Award Agreement in such form as the Committee determines. The Award Agreement may require that for any or some of the shares issued, the awardee must pay a minimum consideration, whether in cash, property or services, as may be required by applicable law or the Committee. A stock award may be granted singularly or in combination or in tandem with another stock award or stock option. A stock award may also be granted as the payment form in settlement of a grant or right under any other employee benefit or compensation plan, including the plan of an acquired entity.

      Except as provided in the option agreement, the right of any optionee to exercise an option granted under the Plan is not assignable or transferable by such optionee otherwise then by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Except as otherwise provided in the Award Agreement, no award granted to any person under the Plan is assignable or transferable otherwise than by will or the laws of descent and distribution.

      Recapitalizations, Reorganizations, Change in Control. The Plan provides that the number and kind of shares as to which options, performance awards and other stock awards may be granted thereunder and as to which outstanding options or awards or portions thereof then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, spin-off, distribution of assets or dividends payable in capital stock. In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company or a Change in Control as defined in the Plan, the purchaser of the Company's assets or stock may deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise has been made prior to such sale, conveyance or Change in Control, less the option price therefor. The Committee may provide in any option agreement that the vesting of any options shall automatically accelerate in full or in part upon such a sale, conveyance or Change in Control.

      The Committee shall also have the power to accelerate the exercisability of any options, notwithstanding any limitations in the Plan or in the option agreement, upon such a sale, conveyance or Change in Control. To the extent permitted by law, upon such a sale, conveyance or Change in Control the Committee may, in its sole discretion, amend any award agreement issued under the Plan in such manner as it deems appropriate, including without limitation, by amendments that advance the dates upon which any or all outstanding awards shall become free of restrictions or shall become issued or payable, or that advance the dates upon which any or all outstanding awards shall terminate. Change in Control is defined in the Plan as having occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than 35% of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own 35% or more of the Company's Common Stock outstanding.

      Upon dissolution or liquidation of the Company, all options granted under the Plan shall terminate, but each optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her options to the extent then exercisable. The Committee shall have the right to accelerate the vesting of any award or take such other action with respect thereto as the Committee shall in its sole discretion determine in the event of any contemplated dissolution or liquidation of the Company.

      In the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or other similar transaction to which Section 424(a) of the Code applies, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the outstanding options, or substitution of new options for the outstanding option, in conformity with provisions of Section 424(a) of the Code and the regulations thereunder, and any such action shall not reduce the number of shares otherwise available for issuance under the Plan. Similarly, the Committee may make similar adjustments or substitutions for outstanding awards.

      The high and low sales prices of the Company's Common Stock on the New York Stock Exchange on May 15, 2000 were $21 3/8 and $20 3/8, respectively.

                      TAX EFFECTS OF PLAN PARTICIPATION

      Options granted under the Plan are intended to be either incentive stock options, as defined in Section 422 of the Code, or non-qualified stock options.

      Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. If the optionee holds the shares received pursuant to the exercise of the option for at least one year after the date of exercise and for at least two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price (the stock's basis) and the amount received for such shares upon disposition.

      In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will realize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and the optionee's basis in the stock.

      For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax applies to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

      The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition by the optionee of shares acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

      Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to
Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

      Non-qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) deductible for income tax purposes by the Company. The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income the optionee had to recognize with respect to the non-qualified stock option.

      The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of shares under Section 1036 of the Code, with such exchanged shares retaining the basis and holding period of the old shares. Second, there will be an issuance of additional new shares having a value equal to the difference between the fair market value of all new shares being acquired (including the exchanged shares and the additional new shares) and the aggregate option price for those shares. The employee will recognize ordinary income under Section 83 of the Code, in an amount equal to the fair market value of the additional new shares (i.e., the spread on the option). The additional new shares will have a basis equal to the fair market value of the additional new shares.

      Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and the optionee's basis in the stock.

      For all options, different tax rules may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934.

                            STOCKHOLDER PROPOSALS

      Any proposal submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Braintree, Massachusetts on or before February 19, 2001. In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company does not receive notice of a shareholder proposal to be raised at its 2001 Annual Meeting on or before May 4, 2001, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting.

                                OTHER MATTERS

      Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                               VOTING PROXIES

      The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                       By Order of the Board of Directors


                                       /s/ Alicia R. Lopez
                                       ------------------------------
Braintree, Massachusetts               Alicia R. Lopez
June 19, 2000                          Clerk


                                 DETACH HERE

                                    PROXY

                           HAEMONETICS CORPORATION

                    Proxy-Annual Meeting of Stockholders
                                July 25, 2000

      The undersigned hereby appoints Sir Stuart Burgess and James L. Peterson or any one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Haemonetics Corporation to be held Tuesday, July 25, 2000 at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Haemonetics Corporation standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth on the reverse side.

      PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                            SIDE


                           HAEMONETICS CORPORATION

Dear Shareholder:

There are three actions to be considered at the annual meeting, July 25, 2000 that require your vote.

Your vote counts, and you are strongly encouraged to exercise your right to vote.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then, please sign the card and return it in the enclosed, paid envelope.

Your vote must be received by the annual meeting date of July 25, 2000 to be considered.

Thank you for your prompt attention to this matter.

Sincerely,

/s/ Alicia R. Lopez

Haemonetics Corporation


                                 DETACH HERE

[X]   Please mark votes
      as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

1.  ELECTION OF DIRECTORS:
    Nominees: (01) Sir Stuart Burgess, (02) N. Colin Lind and
              (03) Ronald G. Gelbman

    [ ] FOR ALL NOMINEES                  [ ] WITHHELD FROM ALL NOMINEES

    [ ]
        ---------------------------------------------------------------
    For the single nominee written above by the undersigned stockholder

2.  To approve the Haemonetics Corporation 2000 Long-term Incentive Plan.

            FOR              AGAINST               ABSTAIN
            [ ]                [ ]                   [ ]

3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.

            FOR              AGAINST               ABSTAIN
            [ ]                [ ]                   [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:              Date:        Signature:              Date:
          --------------     --------          --------------     --------